Exhibit 4.7

OFFICE OF THE SECRETARY OF STATE AMENDED CERTIFICATE OF LIMITED LIABILITY COMPANY WHEREAS, the Amended Articles of Organization of MID-STATES OILFIELD SUPPLY LLC an Oklahoma limited liability company has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma. NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing. IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma. Filed in the city of Oklahoma City this 15th day of November, 2012. Secretary of State

11/15/2012 03;45 pm OKLAHOMA SECRETARY OF STATE FILED - Oklahoma Secretary of State #3512065134 11/15/2012 AMENDED ARTICLES OF ORGANIZATION OF AN OKLAHOMA LIMITED LIABILITY COMPANY TO: OKLAHOMA SECRETARY OF STATE 2300 N Lincoln Blvd., Room 101, State Capitol Building Oklahoma City, Oklahoma 73105-4897 (405) 522-4560 The undersigned, for the purpose of amending the articles of organization of an Oklahoma limited liability company pursuant to the provisions of Title 18, Section 2011, does hereby execute the following amended articles: 1. (A) The name of the limited liability company: Mid-States Oilfield Machine LLC (B) The name of the limited liability company has been changed to: Mid-States Oilfield Supply LLC (NOTE: The name must contain either the words limited liability company or limited company or the abbreviations LLC, LC, L.L.C. or L.C. The word limited may be abbreviated as Ltd. and the word company may be abbreviated as Co.) 2. The date of filing of the original articles of organization: 03/08/2005 3. The street address of its principal place of business, wherever located: 6100 North Western Avenue, Oklahoma City, OK 73118 Street address City State Zip Code 4. The name and street address of the resident agent in the state of Oklahoma: The Corporation Company, 1833 South Morgan Road, Oklahoma City, OK 73128 Name Street Address City State Zip Code (P.O. BOXES ARE NOT ACCEPTABLE)

5. Set forth clearly any and all amendments to the articles of organization: The limited liabiltiy company’s name has been changed to Mid-States Oilfield Supply LLC. Amended Articles of Organization must be signed by a manager. Dated: November 15, 2012 Signature Chesapeake Oilfield Operating, L.L.C., Manager By: Jennifer M. Grigsby, Senior Vice President Type or Print Name 6100 North Western Avenue, Oklahoma City, OK 73118 Address OK039 – 3/16/00 C T System Online (SOS FROM 0079-11/99)

OFFICE OF THE SECRETARY OF STATE CERTIFICATE OF LIMITED LIABILITY COMPANY WHEREAS, the Articles of Organization of MID-STATES OILFIELD MACHINE LLC an Oklahoma limited liability company has been filed in the office of the Secretary of State as provided by the laws of the State of Oklahoma. NOW THEREFORE, I, the undersigned, Secretary of State of the State of Oklahoma, by virtue of the powers vested in me by law, do hereby issue this certificate evidencing such filing. IN TESTIMONY WHEREOF, I hereunto set my hand and cause to be affixed the Great Seal of the State of Oklahoma. Filed in the city of Oklahoma City this 8th day of March, 2005. Secretary of State

03/08/2005 03:09 PM
OKLAHOMA SECRETARY OF STATE

SOS

2618210004

FILED - Oklahoma Secretary of State #3512065134 03/08/2005 15:52

ARTICLES OF ORGANIZATION
OF AN
OKLAHOMA LIMITED LIABILITY COMPANY

TO: OKLAHOMA SECRETARY OF STATE
2300 N Lincoln Blvd., Room 101, State Capitol Building
Oklahoma City, Oklahoma 73105-4897
(405) 522-4560

The undersigned, for the purpose of forming an Oklahoma limited liability company pursuant to the provisions of 18 O.S., Section 2004, does hereby execute the following articles:

1. The name of the limited liability company (**Note:** The name must contain either the words **limited liability company** or **limited company** or the abbreviations **LLC, LC, L.L.C.** or **L.C.** The word limited may be abbreviated as Ltd. and the word Company may be abbreviated as Co.):

Mid-States Oilfield Machine LLC

2. The street address of its principal place of business, wherever located:

411 West Putnam Ave, Greenwich CT 06830
Street address | City | State | Zip Code

3. The name and street address of the resident agent in the state of Oklahoma:

Corporation Service Company, 115 S.W. 89th Street, Oklahoma City, Oklahoma 73139
Name | Street Address (P.O. Boxes are not acceptable.) | City | State | Zip Code

4. The term of existence: Perpetual

Articles of organization must be signed by at least one person who need not be a member of the limited liability company.

Dated: March 3, 2005

Signature: [signature]

Type or Print Name: Arthur Amron, VP and Assistant Secretary

Address: 411 West Putnam Ave., Greenwich CT 06830

(SOS FORM 0073-11/99)